Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at Burkenroad Reports 14th Annual Investment Conference

ATLANTA, April 13, 2010 - RPC Incorporated (NYSE: RES) announced today that it will present at the Burkenroad Reports 14th Annual Investment Conference in New Orleans, Louisiana on April 23, 2010 at 10:30 a.m. Central Time.

The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recently published financial results.  Management's remarks will be available in real time at http://www.wsw.com/webcast/tulane9/res/ and will be archived on RPC’s investor Web site, www.rpc.net for a period of 90 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets.  RPC’s investor Web site can be found at www.rpc.net.

For more information about RPC, Inc. or this event, please contact:

Jim Landers
Vice President, Corporate Finance
404.321.2162
jlanders@rpc.net

Sharon Lennon
Manager, Investor Relations
404.321.2172
slennon@rpc.net